NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             May 12, 2000


TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Homasote Company will be held at the Office of the Company, Lower Ferry Road, Trenton, New
Jersey, on Friday, May 12, 2000, at 9:30 a.m. for the following purposes:

     1. To elect ten directors to hold office for one year and until their successors shall be elected and shall qualify, and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Pursuant to the provisions of the Bylaws, the Board of Directors has fixed the close of business on March 24, 2000, as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed.

                              By Order of the Board of Directors

                              IRENE T. GRAHAM, CPS
                              Acting Secretary
Trenton, New Jersey
April 12, 2000

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE
ENCLOSED
SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE
MEETING.















                           PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Homasote Company of Proxies to be voted at the Annual Meeting of Stockholders of Homasote Company (the "Company") to be held May 12, 2000.

     The Company's Annual Report for the year ended December 31, 1999, Notice of Meeting, and a form of Proxy accompany this Proxy Statement. The Proxy may be revoked by the person giving it at any time prior to its use by voting in person at the meeting, by filing a later dated proxy with Irene T. Graham, Acting Secretary, Homasote Company, P.O. Box 7240, West Trenton, New Jersey 08628-0240 or by giving written notice of such revocation to the Acting Secretary of the Company.

     The mailing address of the Company is P.O. Box 7240, West
Trenton, New Jersey 08628-0240.  It is anticipated that the Proxy
Statement and accompanying Proxy will first be sent to the Stockholders on or about April 12, 2000.


           VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of March 24, 2000, the Company had 348,599 shares of outstanding common stock, 20 cents par value, which constitutes all of the outstanding voting securities of the Company. Only holders of common stock of record at the close of business on March 24, 2000, will be entitled to one vote per share on all business of the meeting. Abstentions and any shares as to which a broker or nominee indicates that it does not have discretionary authority to vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether the approval of stockholders has been obtained with respect to any such matter and thus will have the effect of a vote to "Withhold" in the election of directors.

     The following table sets forth certain information as of March
24, 2000, with respect to the only persons known to the Company who beneficially owned more than 5% of the Company's voting securities.
                          Shares of Common Stock       Percent
Name and Address of      of the Company Beneficially    of
Beneficial Owner         Owned Directly or Indirectly  Class


Irving Flicker                32,132                     9.22
  860 Lower Ferry Road
  Trenton, NJ 08628

Warren L. Flicker             59,282                    17.01
  14 Pond View Lane
  Titusville, NJ 08560

Michael R. Flicker, Esquire   55,092                    15.80
  285 Hamilton Avenue
  Suite 460
  Palo Alto, CA 94302

Shanley E. Flicker            18,000                     5.17
18 Edgewood Road
Yardley, PA 19067

                        ELECTION OF DIRECTORS

  The Company currently has nine Directors who were elected for one-year terms and serve until their respective successors are duly elected and qualified. Unless marked to the contrary, it is intended that votes will be cast pursuant to the Proxies hereby solicited for the election of the ten nominees listed in the table below to serve until the Company's Annual Meeting in 2001 and until their respective successors are duly elected and qualified. With the exception of Irene T. Graham, each of the nominees listed below is currently a Director of the Company, having been elected to serve as a Director at the company's Annual Meeting in 1999. Directors will be elected by a plurality vote. The Management is informed that all of the nominees are willing to serve as Directors, but if at the time of election any of the nominees should be unavailable for election, a circumstance which is not anticipated by the Board of Directors, the Proxies will be voted for such substituted nominee or nominees as may be designated by the Board of Directors. The following table sets forth certain information with respect to the Directors and Officers (and nominee for Director.) Except as otherwise provided, each of the following executive officers of the Company has served in his present capacity or capacities for more than the past five years.


                  NOMINEES FOR ELECTION AS DIRECTORS

                                 Shares of Common Stock
                                 of the Company
                                 Beneficially Owned
                       Year      Directly or           Percent
Name and Principal     Became    Indirectly as of   of
Occupation             Director  Age   March 24, 2000       Class


Joseph A. Bronsard     1995   66     1,100              0.32
 Executive Vice
 President 1995-present;
 Plant Manager, Homasote
 Company, 1983-present

Irving Flicker(1,2,3)  1960   85    32,132              9.22
 Chairman of the Board
 1972-present; Chief
 Executive Officer,
 Homasote Company, 1979-
 1999

Michael R. Flicker(3)  1983   59    55,092             15.80
 Attorney-at-Law
 Flicker & Kerin,
 Attorneys at Law,
 Palo Alto, CA, 1990-
 present; Private
 practice of law,
 1969-present

Shanley E. Flicker(1)  1973   82    18,000              5.17
 Vice Chairman 1995-
 present, President
 and Chief Operating
 Officer, Homasote
 Company, 1979-1994

Warren L. Flicker(2,3) 1974   56    59,282             17.01
 President and Chief
 Operating Officer,
 1995-present;
 Executive Vice
 President, Homasote
 Company, 1979-1994

Irene T. Graham, CPS   ----      78        2,000             0.57
 Retired, Former
 Corporate Secretary
 and member of the
 Board of Directors,
 Homasote Company,
 1985-1994
Peter N. Outerbridge(4)    1960        71        1,363            0.39
 Chairman of the Board,
 Chelston Management
 Ltd., a provider of
 investment holding and
 management services,
 St. John's,
 Newfoundland, Canada,
 1996-present

James M. Reiser, C.P.A.1999   57     2,000              0.57
 Vice President & Chief
 Financial Officer,
 Homasote Company, March
 1999-Present; Controller,
 Trenton Alloy
 Fabricating, Inc., a
 metal fabricator,
 Trenton, NJ, 1996-1999;
 Financial Consultant,
 Tumi Luggage, a
 manufacturer and
 distributor of luggage
 products, Middlesex, NJ,
 1995-1996; Controller,
 York Luggage Co., a
 manufacturer and distributor
 of luggage products
 Lambertville, NJ 1977-1995.

Charles A. Sabino,     1998   60     6,429              1.84
 C.P.A., J.D. Tax
 Consultant, Self-
 Employed present;
 Managing Partner,
 KPMG Peat Marwick LLP,
 Princeton, NJ 1967-1997,
 Certified Public
 Accountants for
 the Company

Norman Sharlin         1998   58     1,500             0.43
 President and
 Chief Operating
 Officer, Sharlin
 Lite Corporation of
 America, distributor
 of lighting products,
 Ewing Twp., NJ,
 1959-present

All directors and officers as a          178,898            51.32
 group (10) including those named
 above

(1)  Irving Flicker and Shanley E. Flicker are brothers.
(2)  Warren L. Flicker is the son of Irving Flicker.
(3) Michael R. Flicker is the son of Irving Flicker and brother of Warren L. Flicker.
(4) From 1988 to 1993, Mr. Outerbridge served as Chairman of the Board of Harvey & Co., a construction equipment and truck distributor, and as Director of Harvey Travel Ltd., a travel agency, in St. John's Newfoundland, Canada. Mr. Outerbridge is presently a Director of Newtel Enterprises Ltd., St. John's, Newfoundland, Canada.

                          OTHER INFORMATION

  The Board of Directors held four meetings in 1999. With the exception of Michael R. Flicker and Peter Outerbridge, who attended 50% of the meetings, all of the Directors attended 100% of the meetings. The Directors who are not employees of the Company are each compensated with a retainer fee of $4,000 and, in addition, $500 per Board meeting attended. Directors who are employees of the Company are each compensated with a retainer fee of $1,000, but are not separately compensated for attendance at Board meetings.

  Irving Flicker, Shanley E. Flicker, Warren L. Flicker, and James
M. Reiser are Trustees of The Homasote Foundation, a non-profit corporation which distributes payments made by the Company for charitable and educational purposes. The Homasote Foundation owns 1,052 shares of the common stock of the Company.

  Irving Flicker and James M. Reiser are members of the Homasote Pension Plan Committee which directs the manner in which Smith Barney Corporate Trust Company, acting as Trustee under the Company's Pension Plan, exercises voting rights with respect to the 2,103 shares of the Company's common stock held by the Trustee.

  The Company does not have any standing Nominating, Audit or Compensation Committee or any standing committees performing similar functions. The functions customarily performed by such committees are considered the responsibility of the Board of Directors as a whole.

                REVIEW OF AUDITED FINANCIAL STATEMENTS

  The Company has no separate audit committee. Accordingly, the Board of Directors has (1) reviewed and discussed the audited financial statements of the Company for the year ended December 31, 1999 (the "Audited Financial Statements") with management of the Company,
(2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented, and
(3) received the written disclosure and the letter from the independent accountants of the Company required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

  Based on the review and discussions referred to in items (1) through (3) above, the Board of Directors determined that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, for filing with the Securities and Exchange Commission. The name of each member of the Board of Directors of the Company is contained above in this Proxy Statement under the heading "Nominees for Election as Directors", which is incorporated herein by reference.

                        EXECUTIVE COMPENSATION

  Compensation for the Company's executive officers is the responsibility of the Board of Directors. Each executive officer's salary is based on his specific responsibilities, overall performance, and employment contract when applicable. The Board also periodically awards discretionary bonuses to executive officers. The bonuses are based upon the performance of the individual executive and the financial results of the Company.

  In reviewing the compensation of Warren L. Flicker as President of the Company and the renewal of his employment contract, the Board of Directors considered the fact that he had received no salary increase since his election as President of the Company in 1995. In addition, the Board viewed positively the efforts of Mr. Flicker to improve operations of the Company. As a result, Mr. Flicker's employment contract was renewed for a ten-year period as described below in footnote (4) (which is incorporated herein by reference) to the "Summary Compensation Table".

  The following table sets forth certain information with regard to compensation awarded to, earned by, or paid by the Company in each of the Company's last three fiscal years to (i) the Chief Executive Officer of the Company, the only person who served in that capacity during 1999, and (ii) the four highest compensated executive officers of the Company (other than the Company's Chief Executive Officer) who were serving as executive officers of the Company at December 31, 1999.

                      SUMMARY COMPENSATION TABLE
                         ANNUAL COMPENSATION

                          Other Annual   All Other
Name and Principal  Year Salary   Bonus  Compen.(1,2)  Compen.(3,6)
Position                ($)        ($)    ($)         ($)

Irving Flicker(5)   1999 125,000    ---  1,000       21,096
Chairman and Chief  1998 125,060    ---  1,000       20,745
Executive Officer   1997 125,060    ---  1,000       20,014

Shanley E. Flicker(5) 1999 100,000         ---     1,000              12,075
Vice Chairman       1998 100,060    ---  1,000       11,737
                    1997 100,060    ---  1,000       11,250

Warren L. Flicker(4) 1999 150,000   ---  1,000          127
President and Chief 1998 150,060    ---  1,000          185
Operating Officer   1997 150,060    ---  1,000          228

Joseph A. Bronsard  1999  80,958    ---  1,000        4,166
Exec. V. President  1998  81,018    ---  1,000        3,969
and Plant Manager   1997  78,660    ---  1,000        3,692

James M. Reiser     1999  66,667    ---  1,000           94
Vice President and
Chief Financial Officer

(1) The incremental cost to the company of perquisites and other personal benefits did not for any year exceed 10% of any named executive's total annual salary and bonus.

(2)  Fees paid for service as Directors.

(3) Amounts for 1999 represent (i) Company contributions to its Savings Plan on behalf of Irving Flicker ($1,250), and Joseph
     A. Bronsard ($810); (ii) interest earned on amounts subject to the Company's Savings Plan for Irving Flicker ($12,822), Shanley E. Flicker ($7,203), Joseph A. Bronsard ($3,243) and Warren L. Flicker ($14); (iii) amounts paid by the Company for life insurance on Irving Flicker ($57), Shanley E. Flicker ($57), Joseph A. Bronsard ($113), and Warren L. Flicker ($113),and James M. Reiser ($94); and (iv) payouts under the Company's Pension Plan to Irving Flicker ($6,967), Shanley E. Flicker ($4,815),

(4) The Company has an employment contract with Warren L. Flicker dated and effective as of May 7, 1999, providing for his continued employment in a full-time capacity until May 6, 2009, at an annual salary of $200,000, adjusted biennially for changes in the Consumer Price Index (as defined), with the right to receive such additional executive compensation as may be granted by the Board of Directors of the Company and its subsidiary. Warren L. Flicker voluntarily deferred the effective date of his increase in salary under such employment contract until January 1, 2000, in order to improve results of operations of the Company for 1999.

(5) Irving Flicker and Shanley E. Flicker each voluntarily modified their compensation from the Company to $1,000 per month commencing January 1, 2000.

(6) The Company instituted a Supplemental Retirement Plan effective January 1, 1978, for certain key employees. Payment is based on an "average annual earnings," which is defined as the average earnings in the five calendar years out of the ten calendar years of employment prior to the employee's retirement for which the employee received the highest earnings. As of this date, the Plan is unfunded.


FIVE YEAR AVERAGE   ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE
ANNUAL EARNINGS     PRIOR TO REDUCTION FOR SOCIAL SECURITY BENEFITS

          10 Years  15 Years      20 Years   30 Years 40 Years


$ 50,000  $12,500   $ 18,750      $ 25,000   $ 25,000 $ 25,000
 100,000   25,000     37,500        50,000     50,000   50,000
 150,000   37,500     56,250        75,000     75,000   75,000
 200,000   50,000     75,000       100,000    100,000  100,000
 250,000   62,500     93,750       125,000    125,000  125,000
 300,000   75,000    112,500       150,000    150,000  150,000
 350,000   87,500    131,250       175,000    175,000  175,000

     The current years of credited service of the individuals set forth in the table above are:
Irving Flicker, 54; Shanley E. Flicker, 37; Warren L. Flicker,34;
Joseph A. Bronsard, 31.

In November 1975, the Board of Directors adopted a Savings Plan effective April 1, 1976, in which all employees are eligible to participate. Under the Savings Plan, each employee may contribute up to 15% of his or her total monetary compensation. The Savings Plan provides for contributions by the Company of 25% of the first 4% or fraction thereof contributed by each participating employee. The funds are administered through the Savings Plan's Trustee, Smith Barney Corporate Trust Company and invested in either a Fixed Income Guaranteed Fund or an Equity Fund as designated by the participating employee.

                        FIVE-YEAR COMPARISONS

PERFORMANCE GRAPH

The following graph compares for the five years ended December 31, 1999, the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Lipper Small Company Index and with the cumulative total return on the Russell 2000 Index. The graph assumes that $100 was invested on December 31, 1994 in each of the Company's Common Stock, the Lipper Small Company Index and the Russell 2000 Index and that all dividends were reinvested.


            INFORMATION CONCERNING THE COMPANY'S AUDITORS

  The Board of Directors has selected KPMG LLP as the auditors for the Company for the fiscal year ending December 31, 2000. KPMG LLP acted as the Company's independent accountants for the fiscal year ended December 31, 1999. A member of the firm of KPMG LLP is expected to be present at the meeting and, if present, will have an opportunity to make a statement if he/she desires to do so and to respond to appropriate questions.


                            OTHER BUSINESS

  The Board of Directors does not know of any business to be presented at the Annual Meeting other than that which is specifically referred to in the Proxy and this Proxy Statement. However, if any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgement of the persons acting as Proxies.


                        STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the Annual Meeting in 2001 must be received by the Company at its executive offices (please address to the attention of Irene T. Graham, Acting Secretary), P.O. Box 7240, West Trenton, New Jersey 08628-0240, for inclusion in the Proxy Statement and form of Proxy relating to that meeting by December 13, 2000. Any such proposal must comply with Rule 14a-8 of the Regulation 14A of the Proxy Rules of the Securities and Exchange Commission.









                  EXPENSE OF SOLICITATION OF PROXIES

  The cost of this solicitation of Proxies will be borne by the Company. The proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone or facsimile. The Company reimburses banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

  A copy of the Company's Annual Report on Form 10-K including the financial statements and schedules thereto is available, without charge, on written request directed to Irene T. Graham, Acting Secretary, Homasote Company, P.O. Box 7240, West Trenton, New Jersey 08628-0240.

               By Order of the Board of Directors

               IRENE T. GRAHAM, CPS
               Acting Secretary

April 12, 2000